Exhibit 3.7(j)

0001 (Requestofs Name) (Address) (Address) (City/State/Zip/Phone#) □ PICK - UP Ƒ WAIT □ MAIL (Business Entity Name) (Document Number) Certified Copies _ Certificates of Status _ Special Instructions to Filing Officer: Office Use Only 400140318564 01/16/09 -- 01034..: - 010 **35.00 - 1 - ...., l r > . - u ,, , . = = .,, rn J>::,:i :J: rr, J> < - - 'Tl :c - u,:o r - < l"'lo m ::., - - rt 0 r<f> o - < Orr \ J> 0 :a:: a, - 0 :?: I; - : ) u, TB f - 23..,09

COVERLiTIER TO: Amendment Section Division of Corporations NAME OF co RPORATION: .. . H . . ....,a...,c..._k,,,e,..tt....,'s.._..S" ' . t . o . r . _.. e . s . . .... . 1 .. . 0 . .. . c .. " - ---------- - DOCUMENT NUMBER: P D 6 D D 1 4 0 4 1 1 --------- - The enclosed Articles of Amendment and fee are submitted for filing. Please return all correspondence concerning this matter to the following: Thomas W. Scozzafava (Name of Contact Person) Hackett's Stores, Inc. (Firm/ Company) 2001 SE Sailfish Point Blvd., #112 (Address) Stuart, FL 34996 (City/ State and Zip Code) For further information concerning this matter, please call: at. ..., _ (Name of Contact Person) (Area Code & Daytime Telephone Number) Enclosed is a check for the following amount made payable to the Florida Department of State: (Z]$35 Filing Fee 0$43.75 Filing Fee & Certifica!e of Status Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314 0$43.75 Filing Fee & Certified Copy (Additional copy is enclosed) 0$52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed) Street Address Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 3230 I

Articles of Amendm.ent to Articles of Incorporation of /lack I/ s - 5; - k, r 1 .:z;Te_ · (Name of Corporation as currently filed with the Florida Dept. of State) ?or.:.oa/¥01/// (Document Number of Corporation (if known) Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation: A. If amending name, enter the new name of the corporation: The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp . ," "Inc . ," or Co .. " or the designation "Corp," "Inc," or "Co" . A professional corporation name must contain the word "chartered, " "professional association, " or the abbreviation "P . A . " B. Enter new principal office address. if applicable: (Principal office address MUST BE A STREET ADDRESS) C. Enter new mailing address, if applicable: (Mailing address MAY BE A POST OFFICE BOX) D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address: Name o(New Registered Agent: New Registered Offlce Address: (Florida street address) Florida - (Zip Code) (City) New Registered Agent's Signature, if changing Registered Agent: I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position. Signature of New Registered Agent, if changing Page I of 3

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If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added : (Attach additional sheets, if necessary) Title Address Type of Action Ƒ Add Ƒ Remove IJI Add □ Remove Ƒ Add □ Remove E. If amending or adding additional Articles, enter change(s) here : (attach additional sheets, if necessary). (Be specific) F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares , provisions for implementing the amendment if not contained in the amendment itself : (if not applicable, indicate NIA) Antendme11I 12£ Sec,es: B AFel"r el S Aeu'e Page 2 of3

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The date of each amendment(s) adoption: ,_I _ - - _'6.c:. - _ - z,_o_;_o:_1 - 1 - _ Effective date if applicable: (no more than 90 days after amendment file date) Adoption of Amendment(s) (CHECK ONE) IZl The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. □ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided/or each voting group entitled to vote separately on the amendment(s): "The num er of votes cast for the arnendment(s) was/were sufficient for approval by - ------------------ - (voting group) 0 The arnendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required. Ƒ The arnendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required. Dated._ - -- L..1,.1 - / - -- ' " - - ,.1 - /4 - - =()' - -- '1' - -- - /) 0 ./ - Signature ...,.. - J,c,.z,,_ - . (By a director. president or other officer - if directors or officers have not been selected, by an incorporator - ifin the hands ofa receiver, trustee, or other court appointed fiduciary by that fiduciary) Thomas W. Scozzafava (Typed or printed name of person signing) President, CEO & COB (Title of person signing) Page 3 of3

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CERTIFICATE OF DESIGNATION SERIES B CONVERTIBLE PREFERRED STOCK ($.0001 Par Value) of HACKETT'S STORES, INC. Pursuant to General Corporation Law of the State of Florida Hackett's Stores, Inc., a corporation organized and existing under the law of the State of Florida (the "Corporation"), in accordance with the Article IV of the Certificate of Incorporation of the Corporation, DOES HEREBY CERTIFY as follows: That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended ("Certificate oflncorporation"), the Board of Directors of the Corporation by resolution adopted by written consent in lieu of meeting dated January 8 , 2009 , adopted the following resolution amending and superseding the Corporation's previous August 28 , 2007 filing and designation, hereby amending and reducing the number of"Series B Preferred" shares authorized from 25 , 000 , 000 shares to I 00 , 000 shares of"Series B Convertible Preferred Stock" and amending the a Series B Convertible Preferred Stock Certificate of Designation, $ . 0001 par value per share, as follows : Section I. Designation and Amount. The shares of such series shall be designated as "Series B Convertible Preferred Stock" and the number of shares constituting such series shall be I 00,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Convertible Preferred Stock. Section 2 . Voting . The holders of the Series B Preferred Stock shall have the following voting rights : Each share of Series B Preferred Stock shall entitle the holder thereof, on all matters submitted to a vote of the stockholders of the Corporation, to that number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series B Preferred Stock are convertible on the record date for the stockholder action . Section 3 . Dividends . In the event that the Corporation's Board of Directors declares a dividend payable to holders of any class of stock, each holder of shares of Series B Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Corporation's Common Stock into which that holder's Series B Preferred Stock could be converted on the record date for the dividend . Section 4 . Liquidation . Upon the liquidation, dissolution and winding up of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of Common Stock but after payment of distributions payable to the holders of the Series A Preferred Stock, the sum of one tenth of One Cent ( $ 0 . 00 I) per share, after

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which the holders of Series B Preferred Stock shall share in the distribution with the holders of the Common Stock on a pari passu basis, except that in determining the appropriate distribution of available cash among the shareholders, each share of Series B Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation's Common Stock into which that holder's Series B Preferred Stock could be converted on the record date for the distribution . Section 5 . Conversion . Subject to and in compliance with the provisions of this Section 5 , any shares of Series B Preferred Stock may, at any time, at the option of the holder thereof, be converted into fully paid and nonassessable shares of Common Stock (a "Conversion") . The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon the Conversion shall equal the sum of (a) the product obtained by (A) multiplying the number of Fully - Diluted Common Shares by nine (9), then (B) multiplying the result by a fraction, the numerator of which will be the number of shares of Series B Preferred Stock being converted and the denominator of which will be the number of issued and outstanding shares of Series B Preferred Stock, less (b) the number of shares of Common Stock beneficially owned by the holder prior to the Conversion, including Common Stock issuable on conversion of any convertible securities beneficially owned by the holder . The term "Fully - Diluted Common Shares" means the sum of the outstanding Common Stock plus all shares of Common Stock that would be outstanding if all securities that could be converted into Common Stock without additional consideration were converted on the Conversion Date, but shall not include Common Stock issuable on conversion of the Series B Preferred Stock . (i) Conversion Notice. The holder of a share of Series B Preferred Stock ("Holder") may exercise its conversion right by giving a written conversion notice (the "Conversion Notice") (A) by facsimile to the Corporation confirmed by a telephone call or (B) by overnight delivery service, with a copy by facsimile to the Corporation's transfer agent for its Common Stock, as designated by the Corporation from time to time (the "Transfer Agent") and to its counsel, as designated by the Corporation from time to time. If such conversion will result in the conversion of all of the Holder's Series B Preferred Stock, the Holder shall also surrender the certificate for. its Series B Preferred Stock to the Corporation at its principal office (or such other office or agency of the Corporation which it may designate by notice in writing to the Holder) at any time during its usual business hours on the date set forth in the Conversion Notice. (ii) Issuance of Certificates ; Time Conversion Effected . A . Promptly, but in no event more than three (3) "Trading Days," (defined herein as a day on which the New York Stock Exchange is open for the trading of securities) after the receipt of the Conversion Notice referred to in Subsection 5 (i) and surrender of the Series B Preferred Stock certificate (if required), the Corporation shall issue and deliver, or the Corporation shall cause to be issued and delivered to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which the Series B Preferred Stock has been converted . In the alternative, if the Corporation's Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Corporation . Such Conversion shall be deemed to have been effected, and the "Conversion Date" shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice . The rights of the Holder of the Series B Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of 2

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Common Stock shall be issuable upon such Conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date . Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws . B . The Corporation understands that a delay in the issuance of the shares of Common Stock beyond three (3) Trading Days after the Conversion Date could result in economic loss to the Holder of the Series B Preferred Stock . As compensation to the Holder for such loss, the Corporation agrees to pay the Holder's actual losses occasioned by any "buy - in" of Common Stock necessitated by such late delivery . Furthermore, in addition to any other remedies that may be available to the Holder, if the Corporation fails for any reason to effect delivery of such shares of Common Stock within five (5) Trading Days after the Conversion Date, the Holder will be entitled to revoke the relevant Conversion Notice by delivering a notice to such effect to the Corporation . Upon delivery of such notice of revocation, the Corporation and the Holder shall each be restored to their respective positions immediately prior to delivery of such Conversion Notice, except that the Holder shall retain the right to receive the actual cost of any "buy - in . " (iii) Fractional Shares . The Corporation shall not, nor shall it cause the Transfer Agent to, issue any fraction of a share of Common Stock upon any Conversion . All shares of Common Stock (including fractions thereof) issuable upon a Conversion of shares of Series B Preferred Stock by the Holder shall be aggregated for purposes of determining whether the Conversion would result in the issuance ofa fraction ofa share of Common Stock . If, after such aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of Common Stock up to the nearest whole share . (iv) Reorganization, Reclassification, Consolidation, Merger or Sale . Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change . " Prior to the consummation of any Organic Change, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) to insure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of its Series B Preferred Stock ; such shares of stock, securities or assets as would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable had this Series B Preferred Stock been converted into shares of Common Stock immediately prior to such Organic Change (without taking into account any limitations or restrictions on the timing of conversions) . In any such case, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to the Holder's rights and interests to insure that the provisions of this Section 5 (iv) will thereafter be applicable to the Series B Preferred Stock . The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a more than sixty - six and two - thirds percent ( 66 - 2 / 3% ) of Series B Preferred Stock then outstanding), the obligation to deliver to each holder of Series B Preferred Stock such shares of stock, securities or assets as, in accordance with 3

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the foregoing provisions, such holder may be entitled to acquire . Section 6 . Vote to Change the Terms of or Issue Series B Preferred Stock . The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than sixty - six and two - thirds percent ( 66 2 / 3% ) of the then outstanding shares of Series B Preferred Stock shall be required for (i) any change to the Corporation's Certificate of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series B Preferred Stock, or (ii) any issuance of additional shares of Series B Preferred Stock . Section 7. Notices. In case at any time: (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other pro rata distribution to the holders of its Common Stock; or (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or (iii) there shall be any Organic Change; then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile or by recognized overnight delivery service to non - U . S . residents, addressed to the Registered Holders of the Series B Preferred Stock at the address of each such Holder as shown on the books of the Corporation, (i) at least twenty (20) Trading Days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days' prior written notice of the date when the same shall take place . Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the !Jolders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change . Section 8 . Record Owner . The Corporation may deem the person in whose name shares of Series B Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series B Preferred Stock for the purposes of conversion or redemption and for all other purposes, and the Corporation shall not be affected by any notice to the contrary . All such payments and such conversion shall be valid and effective to satisfy and discharge the liabilities arising hereunder to the extent of the sum or sums so paid or the conversion so made . IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officer this 8 th day of January, 2009. HACKETT'S STORES, INC. - ;Lµ f' - ,/_ Thomas W. Scozzafava Chief Executive Officer 4

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Exhibit A NOTICE OF CONVERSION Reference is made to the Certificate of Designation of SERIES B CONVERTIBLE PREFERRED STOCK dated December 25 , 2008 (the "Certificate of Designation"), of HACKETT'S STORES, INC . , a Florida corporation (the "Corporation") . In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, par value $ 0 . 000 I per share (the "Preferred Shares") indicated below into shares of Common Stock, par value $ 0 . 000 I per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the Preferred Shares specified below as of the date specified below . Date of Conversion : _ Number of Preferred Shares to be converted:. _ Please confirm the following information: Number of shares of Common Stock to be issued : , _ Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address: Issue to:. Address: Facsimile Number:. Authorization:. By: _ Title: _ 5

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ACTION BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF HACKETT'S STORES, INC. Pursuant to the authority granted to Directors to take action by written consent without a meeting, and after having consulted with a majority of the shareholders of Hackett's Stores, Inc. (the "Co_rporation"), the Board of Directors (the "Directors") of the Corporation, do hereby consent to, adopt, ratify, confirm and approve, as of the date indicated below, the following recitals and resolutions as evidenced by their signature hereunder: WHEREAS, the Board of Directors has determined that it is in the best interest of the Corporation to amend the Corporation's Series B Preferred Stock and its certificate of designation and to issue 100,000 Shares of Series B Preferred Stock to Seaway Valley Capital Corporation, (the "Series B Preferred"); IT IS RESOLVED, that the Board of Directors of the Corporation hereby authorizes the Series B Preferred to be issued to Seaway Valley Capital Corporation of Hackett's Stores, Inc., and hereby authorizes any activity necessary to execute the terms and conditions therein, or the terms and conditions of agreements connected to them. IT IS FURTHER RESOLVED, that the actions taken by this Unanimous Written Consent shall have the same force and effect as if taken at a meeting of the all members of the Corporation duly called and held for the purpose of acting upon proposals to adopt such resolutions . IN WITNESS WHEREOF, the undersigned,.being the sole Director of the Corporation has executed this consent as of, and with effect, from the 8th day of JANUARY, 2009. HACKETT'S STORES, INC. Thomas W. Scozzafava President, CEO and Chairman of the Board of Directors

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